Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, National Trust 341, Florida Trust 122, Maryland Trust 130 and New York Trust 220:

We consent to the use of our report dated January 8, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
January 8, 2003